UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Unusual Machines, Inc.
(Exact name of registrant as specified in its charter)

Puerto Rico	66-0927642
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

151 Calle De San Francisco Ste. 200 PMB 2106 San Juan, Puerto Rico 00901-1607
(Address of principal executive offices) (Zip Code)

Securities to be registered to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	NYSE AMERICAN LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-270519

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.01 par value per share, of Unusual Machines, Inc., a Puerto Rico corporation (the “Registrant”), to be registered hereunder is contained in the section titled “Description of Securities” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-270519), initially filed with the Securities and Exchange Commission (the “Commission”) on March 14, 2023, as subsequently amended from time to time (the “Registration Statement”), and is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Under the instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Company are registered on the NYSE American LLC and the common stock to be registered hereunder is not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UNUSUAL MACHINES, INC.

Date: February 13, 2024

By:	/s/ Allan Evans
	Name:	Allan Evans
	Title:	Chief Executive Officer

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